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                                                                    EXHIBIT 5.1




                                 March 29, 1999


Cypress Semiconductor Corporation
3901 North First Street
San Jose, CA  95134

     RE:  CYPRESS SEMICONDUCTOR CORPORATION -- REGISTRATION STATEMENT ON FORM
          S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (No. 333-67203), including Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto (the "Registration Statement"), filed or to be filed by Cypress Semiconductor Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the Company's debt securities (the "Debt Securities"), shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), and shares of the Company's Preferred Stock, $0.01 par value per share (the "Preferred Stock"), with an aggregate offering price of up to $300,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Debt Securities, the Common Stock and the Preferred Stock are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and the supplements to the prospectus (such prospectus together with the applicable prospectus supplement, herein the Prospectus). The Debt Securities may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities").

         The Senior Debt Securities are to be issued pursuant to a Senior Indenture, which has been filed as an exhibit to the Registration Statement (the "Senior Indenture"), to be entered into between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Senior Trustee"). The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the "Subordinated Indenture", together with the Senior Indenture, the "Indentures"), to be entered into between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Subordinated Trustee"). The shares of Common Stock may be issued and sold by the Company or may be sold by certain stockholders of the Company (the "Selling Stockholders") who are named in the Registration Statement or the Prospectus. The Debt Securities are to be issued in the forms of Debt Securities included in the Indentures filed as exhibits to the Registration Statement.
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Cypress Semiconductor Corporation
March 29, 1999
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         We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that:

         1. When the issuance of Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities, in the form included in the Senior Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Senior Indenture and sold and delivered as described in the Registration Statement and the Prospectus, the Senior Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture.

         2. When the issuance of Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Subordinated Debt Securities, in the form included in the Subordinated Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Subordinated Indenture and sold and delivered as described in the Registration Statement and the Prospectus, the Subordinated Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture.

         3. When (i) the terms of any particular series of Preferred Stock have been established in accordance with the resolutions of the Company's Board of Directors authorizing the issuance and sale of such series of Preferred Stock,
(ii) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, and (iii) shares of such series of Preferred Stock have been issued, sold and delivered



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Cypress Semiconductor Corporation
March 29, 1999
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as described in the Registration Statement and the Prospectus, and in accordance with the terms of the particular series as established by the Company's Board of Directors, the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

         4. When the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities, and the shares of Common Stock have been duly issued, sold and delivered as described in the Registration Statement and the Prospectus, the shares of Common Stock will be legally issued, fully paid and nonassessable.

         5. When the shares of Common Stock have been duly sold and delivered by Selling Stockholders as described in the Registration Statement and the Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         Our opinion that any document is legal, valid and binding is qualified as to:

         (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

         (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

         (c) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.


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Cypress Semiconductor Corporation
March 29, 1999
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         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment of supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ Wilson Sonsini Goodrich & Rosati, P.C.